                                                                    Exhibit 10.1

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     Amended and Restated Employment Agreement dated as of February 12, 1999 between Christopher C. Multhauf ("Executive") and First Commonwealth, Inc., a Delaware corporation (the "Company"), with its principal office at Suite 600, 444 North Wells Street, Chicago, Illinois 60610.

     WHEREAS, the Company and Employee are parties to an Employment Agreement dated September 21, 1995; and

     WHEREAS, the Company and Employee desire to amend and restate such Employment Agreement on the terms and subject to the conditions contained herein;

     NOW, THEREFORE, in consideration of the agreements and covenants contained herein, Executive and the Company hereby agree as follows:

                                   ARTICLE I
                                   EMPLOYMENT

     Section 1.1 Position; Term; Responsibilities. The Company hereby employs Executive as its Chairman of the Board and Chief Executive Officer until this Agreement is terminated as herein provided, subject to all the covenants and conditions hereinafter set forth. Subject to the powers, authorities and responsibilities vested in the Board under the General Corporation Law of the State of Delaware, and in duly constituted committees of the Board, Executive shall have the responsibility and authority for the formulation and execution of the policies relating to the affairs of the Company and the administration of the Company's operations. Executive shall hold the title of Chairman of the Board and Chief Executive Officer or such other or additional title as is not inconsistent with the aforementioned responsibilities. Executive shall also perform such other executive and administrative duties for the Company and its subsidiaries (not inconsistent with the position of the Company's Chairman of the Board and Chief Executive Officer) as Executive may reasonably be expected to be capable of performing on behalf of the Company, as may from time to time be authorized or directed by the Board. Executive agrees to be employed by the Company and its subsidiaries in all such capacities until this Agreement is terminated as herein provided, subject to all the covenants and conditions hereinafter set forth.

     Section 1.2 Duties. During the term of this Agreement, Executive shall perform faithfully the duties assigned to him hereunder to the best of his abilities and devote his full and undivided business time and attention to the transaction of the Company's business and not engage in any other business activities except with the approval of the Board.

     Section 1.3 Place of Performance. Executive's duties hereunder shall be performed in the Chicago metropolitan area and Executive shall not be required to relocate his principal
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residence outside of the Chicago metropolitan area.


                                   ARTICLE II
                                  COMPENSATION

     Section 2.1 Basic Compensation. As compensation for his services hereunder, the Company shall pay to Executive during the term of this Agreement a minimum annual salary of $160,000 (the "Base Salary"), payable in installments in accordance with the Company's normal payment schedule for senior management and executive officers of the Company. On each anniversary of the date hereof during the term of this Agreement, the Board of Directors or the Compensation Committee shall review the Base Salary and may increase (but not decrease) the Base Salary, in its discretion. Executive's annual salary in effect from time to time under this Section 2.1 is hereinafter called his "Basic Compensation."

     Section 2.2 Performance Bonus. In addition to his Basic Compensation, the Company shall pay to Executive a performance bonus ("Performance Bonus"), in respect of each fiscal year of the Company during the term of this Agreement, an amount determined in accordance with the performance bonus plan which is provided to senior management and executive officers of the Company, and which shall be similar in structure to the Company's current Management Bonus Plan.

     Section 2.3 Other Employee Benefits. Executive shall be entitled to participate in all employee benefit plans, including group health care plans, to take time off for vacation or illness in accordance with the Company's policy for senior management and executive officers, and to receive all other fringe benefits as are from time to time made generally available to the senior management and executive officers of the Company; provided, however, that notwithstanding any contrary policy, Executive shall be entitled to six weeks of vacation on an annual basis. The Company shall pay to Executive a minimum annual car allowance of $4,800, payable in accordance with the Company's normal payment schedule.

     Section 2.4 Expense Reimbursements. The Company shall reimburse Executive for all proper expenses incurred by him in the performance of his duties hereunder in accordance with the policies and procedures established by the Board.


                                  ARTICLE III
                           TERMINATION OF EMPLOYMENT

     Section 3.1   Termination.

     (a) Executive and the Company acknowledge that, except as may be provided under applicable law, this Agreement or any other agreement between Executive and the Company, the employment of Executive by the Company is "at will" and, prior to the effective date of a Change in Control, may be terminated by either Executive or the Company at any time, subject
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to applicable law. In the event of a Change in Control, neither the Company nor
Executive shall terminate Executive's employment for a period of six months following the effective date of the Change in Control, except for Cause by the Company or Good Reason by Executive. Upon termination of Executive's employment, there shall be no further rights or obligations under this Agreement except as expressly provided herein.

     (b) In the event of (i) termination of employment of Executive by the Company without Cause, (ii) termination of employment by Executive due to a material breach of the terms of this Agreement by the Company (following notice from Executive and after a reasonable opportunity to cure such breach), (iii) death of Executive during the term of this Agreement, (iv) termination of executive in the event of Long-term Disability (as defined below) of Executive
(v) termination of employment by Executive or the Company for any reason (other than Cause) following the expiration of six months after the effective date of a Change in Control or (vi) termination of employment by Executive with Good Reason (following notice from Executive and after a reasonable opportunity to cure by the Company) during the six month period following a Change in Control, Executive (or his beneficiaries or estate in the event of Death) shall be entitled to receive all compensation provided herein under Sections 2.1, 2.2. and 2.3 and reimbursement for his expenses under Section 2.4 to the date of such termination, plus compensation equal to two full year's Basic Compensation, as determined under Section 2.1, plus the product of two and the average of the amount paid to Executive as a Performance Bonus under Section 2.2 for the two fiscal years of the Company immediately preceding such termination, and shall be entitled to continue participation in all other employee benefits under Section
2.3 for a period of two years following such termination. Any amount payable or benefit to be provided pursuant to the foregoing sentence shall be paid or provided in accordance with the Company's procedures for senior management and executive officers and as if Executive's employment by the Company had continued for one complete year after the date of termination; provided, however, that in the event that such payments are made due to long-term disability, such payments shall be reduced by the amount of payments made to the Executive for the same period pursuant to the Company's long-term disability plan.

     (c) In the event the Board terminates the employment of Executive for Cause, or in the event of voluntary termination of Executive prior to a Change in Control or without Good Reason during the six-month period following a Change in Control, Executive shall be entitled to receive all compensation provided herein under Sections 2.1, 2.2. and 2.3 and reimbursement for his expenses under
Section 2.4 to the date of termination, and all other rights and obligations of the parties hereunder shall terminate, except as provided in Article IV and
Section 5.4.

     Section 3.2 Incapacity. If at any time during the term of this Agreement Executive is unable to substantially perform his duties hereunder by reason of illness, accident or other disability ("Disability"), he shall be entitled to receive his Basic Compensation, Performance Bonus and other employee benefits to which he would be entitled under Sections 2.1, 2.2 and 2.3 for a minimum period of six months. To determine the amount of Performance Bonus which the Executive shall be entitled to receive during such period, the Board shall prorate the average of the amount paid to Executive as a Performance Bonus under
Section 2.2 for the two fiscal years of the Company immediately preceding such disability. In the event the Executive's Disability
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continues for a period of six months or more ("Long-term Disability"), the
Company may (i) continue to employ the Executive, in which case the Executive will continue to be entitled to receive his Basic Compensation, Performance Bonus and other employee benefits to which he would be entitled under Sections 2.1, 2.2 and 2.3 until the Executive's employment is terminated hereunder or
(ii) terminate Executive's employment at any time, in which case Executive shall be entitled to receive all compensation provided herein under Sections 2.1, 2.2. and 2.3 to the date of such termination, plus compensation equal to one full year's Basic Compensation, as determined under Section 2.1, plus the average of the amount paid to Executive as a Performance Bonus under Section 2.2 for the two fiscal years of the Company immediately preceding such termination, and shall be entitled to continue participation in all other employee benefits under
Section 2.3 for a period of one year following such termination, pursuant to
Section 3.1(a). To determine the amount of Performance Bonus which Executive shall be entitled to receive during any period of incapacity, the Board shall prorate such benefit by multiplying the average of the Performance Bonus paid to Executive for the immediately preceding two fiscal years by a fraction, the denominator of which is the number of days of incapacity and the denominator of which is 365.


                                  ARTICLE IV
                   NONCOMPETITION; CONFIDENTIAL INFORMATION

     Section 4.1 Noncompetition. During the term of this Agreement and, in the event of termination for Cause or voluntary termination by Executive prior to a Change in Control or for Good Reason during the six-month period following a Change in Control), for a period of two years thereafter, except with the prior written consent of the Board, Executive:

     (a) shall not engage in any activities whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with (i) the businesses conducted at the date hereof by the Company or any of its subsidiaries or controlled affiliates (the "Companies"), or (ii) any business in which the Companies are substantially engaged at any time during the term of this Agreement;

     (b) shall not solicit, in competition with the Companies, any person who is a customer of the businesses conducted by the Companies at the date hereof or of any business in which the Companies are substantially engaged at any time during the term of this Agreement; and

     (c) shall not induce or attempt to persuade any employee of the Companies to terminate his employment relationship in order to enter into competitive employment.

     Section 4.2 Trade Secrets. Executive shall not, at any time during the term of this
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Agreement or thereafter, make use of any bidding information (or computer programs thereof) of any of the Companies, nor divulge any trade secrets or other confidential information of any of the Companies, except to the extent that such information becomes a matter of public record, is published in a newspaper, magazine or other periodical available to the general public or as the Board may so authorize in writing; and when Executive shall cease to be employed by the Company, Executive shall surrender to the Company all records and other documents obtained by him or entrusted to him during the course of his employment hereunder (together with all copies thereof) which pertain specifically to any of the businesses covered by the covenants in Section 4.1 or which were paid for by any of the Companies; provided, however, that Executive may retain copies of such documents as necessary for Executive's personal records for federal income tax purposes.

     Section 4.3 Scope of Covenants; Remedies. The following provisions shall apply to the covenants of Executive contained in Sections 4.1 and 4.2:

     (a) the covenants contained in paragraphs (a) and (b) of Section 5. shall apply within all territories in which any of the Companies are actively engaged in the conduct of business during the term of this Agreement, including, without limitation, the territories in which customers are then being solicited;

     (b) without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by Executive of the covenants contained in Sections 4.1 and 4.2, it is expressly agreed by Executive and the Company that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

     (c) each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in Sections 4.1 and
4.2 any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

     (d) the covenants contained in Sections 4.1 and 4.2 shall survive the conclusion of Executive's Employment by the Company.


                                   ARTICLE V
                                 MISCELLANEOUS

     Section 5.1 Headings. The Article, Section paragraph and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

     Section 5.2   Successors; Binding Agreement.

     (a) This Agreement shall not be terminated by any merger or consolidation of the
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Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

     (b) The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in paragraph (a) of this Section 5.2, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to Executive (or his beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation or transfer of assets shall be a material breach of this Agreement and shall entitle Executive to compensation and other benefits from the Company in the same amount and on the same terms as Executive would be entitled hereunder if Executive's employment were terminated by the Company without Cause during the six-month period following a Change in Control. For purposes of implementing the foregoing, the date on which any such merger, consolidation or transfer becomes effective shall be deemed the termination date.

     (c) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amounts would be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Executive to receive such amounts or, if no person is so appointed, to Executive's estate.

     Section 5.3   Notices.

     (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (i) if to Executive, to Christopher C. Multhauf, 365 Iris, Highland Park, Illinois 60035, and if to the Company, to First Commonwealth, Inc., Suite 600, 444 North Wells Street, Chicago, Illinois 60610, attention: Chairman of the Board of Directors, with a copy to the Secretary, or (ii) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     (b) A written notice by the Company or Executive, as the case may be, to the other, asserting a breach of the terms of this Agreement or any other event requiring the delivery of notice and providing a reasonable opportunity to cure, shall (i) indicate the specific provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances being asserted and (iii) specify a date (which date shall be not less than 15 days after the giving of such notice) by which the receiving party must cure the deficiency specified in such notice.
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     (c) A written notice of Executive's termination by the Company or
Executive, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specify the termination date (which date shall be not less than 15 days after the giving of such notice).

     (d) The failure by Executive or the Company to set forth in any notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company hereunder or preclude Executive or the Company from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

     Section 5.4   Full Settlement; Resolution of Disputes; Expenses.

     (a) The Company's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not Executive obtains other employment.

     (b) If there shall be any dispute between the Company and Executive regarding any payments to be made hereunder during the term hereof or in the event of any termination of Executive's employment, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that the Company is not obligated to pay any amount or provide any benefit to Executive and his dependents or other beneficiaries, as the case may be, under this Agreement, the Company shall pay all amounts, and provide all benefits, to Executive and his dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to this Agreement as if no dispute with respect to such payments existed; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of Executive to repay all such amounts to which Executive is ultimately adjudged by such court not to be entitled.

     (c) If any contest or dispute shall arise under this Agreement involving termination of Executive's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse Executive, on a current basis, for all legal fees and expenses, if any, incurred by Executive in connection with such contest or dispute, together with interest in an amount equal to the prime rate of The First National Bank of Chicago from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives Executive's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of any such contest or dispute includes a finding denying, in total, Executive's claims in such contest or dispute, Executive shall be
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required to reimburse the Company, for all sums advanced to Executive pursuant to this Section 5.4(c) in connection with such contest or dispute, together with interest in an amount equal to the corporate base rate of The First National Bank of Chicago from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company made the payment to Executive through the date of payment by Executive thereof.

     Section 5.5 Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to conflicts of laws principle. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

     Section 5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     Section 5.7   Miscellaneous.   No provision of this Agreement may be
modified or waived unless such modification or waiver is agreed to in writing and signed by Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right Executive or the Company may have hereunder, including, without limitation, the right of Executive to terminate employment for Good Reason or the right of the Company to terminate Executive's employment for Cause, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. The rights of, and benefits payable to, Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, Executive, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company.


                                   ARTICLE VI
                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the respective meanings set forth below:

     6.1 "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2, as in effect on the effective date of this Plan, under the Exchange Act; provided, however, that no director or officer of the Company shall be deemed an Affiliate or Associate of any other director or officer of the Company solely as a result of his or her being a director or officer of the Company.
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     6.2  "Beneficial Owner" (including the terms "Beneficially Own" and
"Beneficial Ownership"), when used with respect to any Person, shall be deemed to include any securities which:

     (a) such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3, as in effect on the effective date of this Plan, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"));

     (b) such Person or any of such Person's Affiliates or Associates, directly or indirectly, has:

          (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions, or both) pursuant to any written or oral agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities), upon the exercise of any options, warrants, rights or conversion or exchange privileges or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

          (ii) the right to vote pursuant to any written or oral agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security otherwise subject to this item (B) if such agreement, arrangement or understanding to vote
(1) arises solely from a revocable proxy or consent given to such Person or any of such Person's Affiliates or Associates in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D (or any comparable or successor report then in effect) under the Exchange Act; or

          (iii) the right to dispose of pursuant to any written or oral agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities); or

     (c) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any written or oral agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to item (ii) of subparagraph (b) of the first paragraph of this definition) or disposing of any securities of the Company.

     Notwithstanding the first paragraph of this definition, no director or officer of the Company shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own," shares of Common Stock or other securities of the Company beneficially owned by any other director or
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officer of the Company solely as a result of his or her being a director or officer of the Company.

     6.3  "Board" means the Board of Directors of the Company.

     6.4 "Cause" means embezzlement or misappropriation of corporate funds, other act of dishonesty, significant activities harmful to the reputation of the Company, willful refusal to perform or substantial disregard of the duties properly assigned pursuant to Article II of this Agreement (subject to notice and reasonable opportunity to cure) or significant violation of any statutory or common law duty of loyalty to the Company (including any material breach by Executive of Article IV of this Agreement).

     6.5  "Change in Control" means:

     (a) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of Beneficial Ownership of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by an Exempt Person or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 6.5); provided further, that for purposes of clause (ii), if any Person (other than an Exempt Person, the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the Beneficial Owner of 50% or more of the Outstanding Company Common Stock or 50% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the Beneficial Owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such Beneficial Ownership is publicly announced, such additional Beneficial Ownership shall constitute a Change in Control;

     (b) individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the effective date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

     (c) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their Beneficial Ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than an Exempt Person; the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which Beneficially Owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will Beneficially Own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (d) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

     Notwithstanding anything to the contrary herein, no Change of Control shall be deemed to have taken place as a result of the issuance of shares of Common Stock by the Company or the sale of shares of Common Stock by its stockholders in connection with the Company's initial public offering.

     6.6  "Exempt Person" shall mean each of Christopher C. Multhauf and David
W. Mulligan and each Affiliate thereof.

     6.7 "Good Reason" means, without Executive's express written consent, the occurrence of any of the following events after a Change in Control:

     (a) any of (i) the assignment to Executive of any duties inconsistent in any material respect with Executive's position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control, (ii) a change in Executive's reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control or (iii) any removal or involuntary termination of Executive from the Company otherwise than as expressly permitted by this Agreement or any failure to re-elect Executive to any position with the Company held by Executive immediately prior to such Change in Control;

     (b) a reduction by the Company in Executive's rate of annual base salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter or the failure by the Company to increase such rate of base salary after such Change in Control by an amount which at least equals, on a percentage basis, the mean average percentage increase in the rates of base salary for all officers (within the meaning of Rule 3b-2 promulgated under the Exchange Act) of the Company during the two full fiscal years of the Company immediately preceding such Change in Control;

     (c) any requirement of the Company that Executive (i) be based anywhere other than at the facility where Executive is located at the time of the Change in Control or (ii) travel on Company business to an extent substantially more burdensome than the travel obligations of Executive immediately prior to such Change in Control;

     (d) the failure of the Company to (i) continue in effect any employee benefit plan or compensation plan in which Executive is participating immediately prior to such Change in Control, unless Executive is permitted to participate in other plans providing Executive with substantially comparable benefits, or the taking of any action by the Company which would adversely affect Executive's participation in or materially reduce Executive's benefits under any such plan, (ii) provide Executive and Executive's dependents welfare benefits (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for Executive immediately prior to such Change in Control or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, (iii) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for Executive immediately prior to such Change in Control or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, (iv) provide an office or offices of a size and with furnishings and other appointments, together with exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to Executive by the Company and its affiliated companies immediately prior to such Change in Control or, if more favorable to Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, (v) provide Executive with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for Executive immediately prior to such Change in Control or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, or (vi) reimburse Executive promptly for all reasonable employment expenses incurred by Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for Executive immediately prior to such Change in Control, or if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies;

     (e) the failure of the Company to obtain the assumption agreement from any successor as contemplated in Section 5.2; or

     (f) a material breach by the Company of any of the terms of this Agreement.

     For purposes of this Agreement, any good faith determination of Good Reason made by Executive shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive shall not constitute Good Reason.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Executive has signed this Agreement as of the day and year first above written.

                         FIRST COMMONWEALTH, INC.
                         By:  /s/ David W. Mulligan
                              ---------------------
                              David W. Mulligan
                              President

                         EMPLOYEE
                         By:  /s/ Christopher C. Multhauf
                              ---------------------------
                                  Christopher C. Multhauf
                                  Chairman and Chief Executive Officer